As filed with the Securities and Exchange Commission on April 11, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
22nd Century Group, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0468420 (I.R.S. Employer Identification No.)
500 Seneca Street, Suite 507 Buffalo, New York, 14204 (716) 270-1523 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Hugh Kinsman, Esq.

Chief Financial Officer

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Flora Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard Suite 2000 Fort Lauderdale, Florida 33301 (954)768-8210	Peter Ferola, Esq. Chief Legal Officer 22nd Century Group, Inc. 500 Seneca Street, Suite 507, Buffalo, New York 14204 (716) 270-1523

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 11, 2023

PROSPECTUS

22nd Century Group, Inc.

5,675,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale, from time to time, of up to 5,675,000 shares (the “Shares”) of our common stock, $0.00001 par value per share (“Common Stock”), by the selling stockholders identified in this prospectus under the section “Selling Stockholders” (the “Selling Stockholders”). The Shares covered by this prospectus consist of 5,675,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued to the Selling Stockholders in a private placement as described in this propsectus (the “Warrants”).

On March 3, 2023, 22nd Century Group, Inc. (the “Company”) consummated the closing of a private placement of Company debentures and warrants (the “Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated March 3, 2023 (the “Securities Purchase Agreement”), by and among the Company and certain accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, we granted certain registration rights to the Purchasers with respect to the Shares issuable upon exercise of their Warrants. The aggregate gross proceeds to the Company from the Private Placement were approximately $20,000,000, before deducting offering expenses payable by the Company. In connection with the Private Placement, on March 3, 2023, we also entered into a Subordinated Promissory Note and a Warrant agreement with an existing lender (the “Lender”). See “Private Placement of Securities and Warrant.” We will not receive any proceeds from the sale of the Shares by the Selling Stockholders under this prospectus. We will, however, receive proceeds from any portion of the Warrants that are exercised through the payment of their respective exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

The Selling Stockholders may offer such shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell the Shares. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus. Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholders prior to any resale of such shares pursuant to this prospectus.

You should read this prospectus, any prospectus supplement and any related free writing prospectus or amendment thereto carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XXII.” The last reported sale price of the common stock on April 6, 2023 was $0.72 per share.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on Page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders under this prospectus, although we will receive proceeds from any portion of the Warrants that are exercised through the payment of their respective exercise price in cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement and otherwise incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, ourname, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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CAUTIONARY NOTE REGARDING “FORWARD-LOOKING” INFORMATION

This registration statement and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	Our ability to successfully integrate the operations of GVB Biopharma into ours and achieve the expected synergies with the acquired business.

•	We may acquire or invest in other companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business or result in losses.

•	The coronavirus pandemic (COVID-19) or another pandemic may cause a variety of business disruptions and future business risks.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine Content “VLNC” tobacco as a Modified Exposure Cigarette.

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

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•	The FDA could force the removal of our products from the U.S. market.

•	Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations.

•	Any business-related cannabinoid production is dependent on laws pertaining to the hemp/cannabis industry.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus and any other offering material, or in the documents incorporated by reference into this prospectus and any other offering material, are made only as of the date of the prospectus and any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Prospectus Summary

The following summary highlights basic information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page 7 of this prospectus supplement.

Overview

22nd Century Group, Inc. is a leading biotechnology company focused on utilizing advanced alkaloid plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops. We use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the consumer goods and pharmaceutical industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits. Our mission in tobacco products is dedicated to reduce the harms of smoking by commercializing our proprietary, very low nicotine content (“VLNC”) tobacco plants and cigarette products. We received the first and only Food and Drug Administration (“FDA”) Modified Risk Tobacco Product (“MRTP”) authorization of a combustible cigarette in December 2021. Beginning in April 2022, we launched our proprietary VLN® reduced nicotine cigarettes, first through a pilot program conducted in select Circle K stores in and around Chicago, Illinois. Following our successful pilot program, we initiated an ongoing state-by-state, region-by-region rollout strategy.

Our mission in hemp/cannabis is to develop and monetize proprietary varieties of hemp with valuable cannabinoid and terpene profiles and other superior agronomic traits. We are a global scale provider of cannabinoid ingredients and Active Pharmaceutical Ingredients (“API”), as well as a contract development and manufacturing organization (“CDMO”) provider of hemp-derived consumer products.

In hops, our mission is to leverage our experience with tobacco and hemp/cannabis, a close hop plant relative, to accelerate the development of proprietary specialty hop varieties with valuable traits, for potential applications in life sciences and consumer products.

We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants and have further resources directed towards creating and securing additional intellectual property pertaining to all three franchises. We continue to prioritize research and development activities to achieve our strategic and investment priorities.

Our Annual Report on Form 10-K/A for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

Corporate Information

We are a Nevada corporation and our corporate headquarters is located at 500 Seneca Street, Suite 507, Buffalo, New York 14204. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

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Private Placement of Securities and Warrants (“Private Placement”)

Securities Purchase Agreement

On March 3, 2023, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with each of the purchasers party thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (the “Agent”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell to the Purchasers (i) 7% Original Issue Discount Senior Secured Debentures (the “Debentures”) with an aggregate principal amount of $21,052,632 and (ii) warrants to purchase up to 5,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), for an exercise price of $1.275 per share, a 50% premium to the VWAP on the closing date (the “JGB Warrants”), subject to adjustments as set forth in the JGB Warrants, for a total purchase price of $20,000,000. The JGB Warrants are exercisable beginning on September 3, 2023 and expire on September 3, 2028. The Securities Purchase Agreement contains customary representations, warranties and covenants.

Omnia Subordinated Promissory Note and Warrant

On March 3, 2023, the Company executed a Subordinated Promissory Note (the “Subordinated Note”) with a principal amount of $2,864,767 in favor of Omnia Ventures, LP (the “Lender” and together with the Purchasers, the “Selling Stockholders”). The Subordinated Note refinanced the 12% Secured Promissory Note with a principal amount of $1,000,000 dated as of October 29, 2021 payable to the Lender and the 12% Secured Promissory Note with a principal amount of $1,500,000 dated as of January 14, 2022 payable to the Lender.

In connection with the Subordinated Note, the Company issued to Omnia, warrants to purchase up to 675,000 shares of the Company’s Common Stock (the “Omnia Warrant” and together with the JGB Warrants, the “Warrants”) for an exercise price of $0.855 per share, subject to adjustments as set forth in the Omnia Warrant. The Omnia Warrant is exercisable beginning on September 3, 2023 and expires on September 3, 2028.

For more information see the section entitled “Private Placement of Securities and Warrants.”

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The Offering

Issuer	22nd Century Group, Inc.

Shares of Common Stock offered by the Selling Stockholders	Up to 5,675,000 shares (the “Shares”).

Shares of Common Stock outstanding prior to this offering	215,704,036 shares as of March 1, 2023

Use of proceeds	We will not receive any proceeds from the resale of the Shares by the Selling Stockholders in this offering. We will, however, receive proceeds from any portion of the Warrants that are exercised through the payment of their respective exercise price in cash. For additional information, refer to the section entitled “Use of Proceeds.”

Terms of this offering	The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the Shares are traded, or in private transactions. Th Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. See the section entitled “Plan of Distribution.”

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market for our common stock	Our Common Stock is traded on Nasdaq under the symbol “XXII.”

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RISK FACTORS

Investing in our securities involves certain risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

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USE OF PROCEEDS

All proceeds from the resale of the Shares offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders. We will, however, receive proceeds from any portion of the Warrants that are exercised through the payment of their respective exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholder in disposing of its Shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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Private placement of SECURITIES

JCB Private Placement

On March 3, 2023, the Company entered into a Securities Purchase Agreement with the Purchasers, pursuant to which the Company agreed to sell to the Purchasers (i) Debentures with an aggregate principal amount of $21,052,632 and (ii) the JGB Warrants, for a total purchase price of $20,000,000. The Securities Purchase Agreement contains customary representations, warranties and covenants. The transactions contemplated by the Securities Purchase Agreement were consummated on March 3, 2023.

Debentures

The Debentures bear interest at a rate of 7% per annum, payable monthly in arrears as of the last trading day of each month and on the maturity date. The Debentures mature on March 3, 2026. At the Company’s election, subject to certain conditions, interest can be paid in cash, shares of the Company’s common stock, or a combination thereof. The Debentures are subject to an exit payment equal to 5% of the original principal amount, or $1,052,632, payable on the maturity date or the date the Debentures are paid in full (the “Exit Payment”). Any time after, March 3, 2024, the Company may irrevocably elect to redeem all of the then outstanding principal amount of the Debentures for cash in an amount equal to the entire outstanding principal balance, including accrued and unpaid interest, the Exit Payment and a prepayment premium in an amount equal to 3% of the outstanding principal balance as of the prepayment date (collectively, the “Prepayment Amount”). Upon the entry into a definitive agreement that would effect a change in control (as defined in the Debentures) of the Company, the Agent may require the Company to prepay the outstanding principal balance in an amount equal to the Prepayment Amount. Commencing on March 3, 2024, at its option, the holder of a Debenture may require the Company to redeem 2% of the original principal amount of the Debentures per calendar month which amount may at the Company’s election, subject to certain exceptions, be paid in cash, shares of the Company’s common stock, or a combination thereof.

The Debentures contain customary representations, warranties and covenants including among other things and subject to certain exceptions, covenants that restrict the Company from incurring additional indebtedness, creating or permitting liens on assets, making or holding any investments, repaying outstanding indebtedness, paying dividends or distributions and entering into transactions with affiliates. In addition, the Company is required to maintain at least $7,500,000 on its balance sheet in a separate account and maintain certain quarterly revenue targets. The number of shares of Company Common Stock issuable under the Debentures is subject to any limitations imposed by the relevant stock exchange on which the Company’s Common Stock is traded unless shareholder approval is obtained.

The Company’s obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of a default and acceleration of the Company’s obligations, the Company would be required to pay the Prepayment Amount, liquidated damages and other amounts owing in respect thereof through the date of acceleration.

JGB Warrants

The JGB Warrants are exercisable for five years from September 3, 2023, at an exercise price of $1.275 per share, a 50% premium to the VWAP on the closing date, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the JGB Warrant.

The Company is obligated to register the shares of Company Common Stock issuable upon exercise of the JGB Warrants pursuant to the terms of the Purchase Agreement.

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Omnis Private Placement

Subordinated Promissory Note

On March 3, 2023, the Company executed the Subordinated Note with a principal amount of $2,864,767 in favor of the Lender. The Subordinated Note refinanced the 12% Secured Promissory Note with a principal amount of $1,000,000 dated as of October 29, 2021 payable to the Lender and the 12% Secured Promissory Note with a principal amount of $1,500,000 dated as of January 14, 2022 payable to the Lender, which were assumed by the Company in connection with the acquisition of GVB Biopharma.

Under the terms of the Subordinated Note, the Company is obligated to make PIK Interest. The PIK Interest accrues at a rate of 26.5% per annum, payable monthly. The Company is not permitted to prepay all or any portion of the outstanding balance on the Subordinated Note prior to maturity. The Subordinated Note includes customary event of default provisions. The Subordinated Note is subordinated to the Debenture pursuant to a Subordination Agreement between the Company, the Agent and Lender.

Warrant

In connection with the Subordinated Note, the Company issued to Lender, the Omnia Warrant. The Omnia Warrant is exercisable beginning on September 3, 2023 and expire on September 3, 2028, at an exercise price of $0.855 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the Omnia Warrant.

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Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 5,675,000 shares of our Common Stock, by the Selling Stockholders listed below. The Shares covered by this prospectus include (i) up to 675,000 shares of Common Stock issuable to the Lender upon exercise of the Omnia Warrants and (ii) up to 5,000,000 shares of Common Stock issuable to the Purchasers upon exercise of the JGB Warrants pursuant to the Securities Purchase Agreement.

In accordance with the terms of Securities Purchase Agreement entered into with the Purchasers, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable pursuant to the Warrants, determined as if the Warrants were exercised, as applicable, in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on exercise, as applicable, in the Warrants. The fifth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Debentures and Warrants, neither the Purchasers nor the Lender may be issued Shares under the Debentures or each of the Purchasers’ or Lender’s respective Warrants to the extent such issuance would cause any of the Purchasers or the Lender, together with their respective affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding Common Stock following such exercise. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution.”

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of Shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby.

Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Percentage of Common Stock Beneficially Owned Prior to Offering (3)(4)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(5)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Common Stock Beneficially Owned After Offering (4)
JGB Capital, L.P.	—	—	375,000	—	*
JGB Capital Offshore Ltd.	—	—	1,750,000	—	*
JGB Partners, L.P.	—	—	2,875,000	—	1.3%
Omnia Ventures, Inc.	1,127,639	*	675,000	1,127,639	*

*Less than 1%.

(1)	Information concerning named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold any Selling Stockholders’ interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

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(2)	Does not include shares issuable upon exercise of the Warrants, as the Warrants are not exercisable within 60 days of March 1, 2023.

(3)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of March 1, 2023, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Amounts reported in the fifth column assumes that the Selling Stockholders will sell all of the Shares offered pursuant to this prospectus.

(4)	Based on 215,704,036 shares of Common Stock outstanding as of March 1, 2023.

(5)	Includes the maximum number of Shares issuable upon exercise of the Warrants, which Shares are being registered by the registration statement of which this prospectus forms a part.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

The Selling Stockholder may use any one or more of the following methods when disposing of their shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price
•	per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the expiration of the JGB Warrants and (ii) the date that all of the JGB Warrant Shares have been disposed of by the Selling Stockholders or could be disposed of pursuant to Rule 144 without restriction. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including ours, that file electronically with the SEC. The public can obtain any document that we file electronically with the SEC at www.sec.gov.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 9, 2023 (including the form 10-K/A filed on March 28, 2023);

•	Our Current Reports on Form 8-K filed with the SEC on May 18, 2022 (including the Form 8-K/A filed on July 20, 2022 and the Form 8-K/A filed on March 10, 2023), March 3, 2023, March 10, 2023 and March 31, 2023; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus. You should rely only on the information contained in this prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A. The opinion of Greenberg Traurig, P.A may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined consolidated financial statements of GVB Biopharma, which appear in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 20, 2022, incorporated herein by reference have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby are currently anticipated as follows (all amounts are estimated except the SEC registration fee):

Amount to be paid
SEC Registration Fee	$437.77
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$35,000
Miscellaneous Expenses (including any applicable listing fees, printing fees, and transfer agent fees and expenses)	$10,000
Total	$70,437.77

Item 15. Indemnification of Directors and Officers.

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

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Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1†	Reorganization and Acquisition Agreement dated May 13, 2022 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form 8-K filed with the Commission on May 18, 2022)

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 1, 2010).

3.1.1	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

3.2.2	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

4.1	Form of Warrant (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 25, 2022)

4.2	Form of JGB Warrant (incorporated herein by reference to Exhibit 4.4 of the Company’s Form 10-K filed with the Commission on March 9, 2023).

4.3	Form of Omnia Warrant (incorporated herein by reference to Exhibit 4.5 of the Company’s Form 10-K filed with the Commission on March 9, 2023).

4.4	Form of Original Issue Discount Senior Secured Debentures dated March 3, 2023 (incorporated herein by reference to Exhibit 4.3 of the Company’s 10-K filed with the Commission on March 9, 2023)

5.1	Opinion of Greenberg Traurig, P.A. (including consent of counsel).

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10.1†	Securities Purchase Agreement dated March 3, 2023 with each of the purchasers party thereto and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (incorporated herein by reference to Exhibit 10.18 of the Company’s 10-K filed with the Commission on March 9, 2023)

10.2†	Subordinated Promissory Note dated March 3, 2023 (incorporated herein by reference to Exhibit 10.19 of the Company’s 10-K filed with the Commission on March 9, 2023)

23.1	Consent of Freed Maxick CPAs, P.C.

23.2	Consent of Armanino LLP

23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 filed herewith).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table

*	If required, to be filed by amendment or under subsequent Current Report on Form 8-K.

†	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the U.S. Securities and Exchange Commission.

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Item 17.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, state of New York, on April 11, 2023.

22nd Century Group, Inc.

By:	/s/ James A. Mish
James A. Mish
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 11, 2023. Each person whose signature appears below constitutes and appoints James A. Mish and Peter Ferola, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ James A. Mish	Chief Executive Officer and Director
James A. Mish	(Principal Executive Officer)

/s/ R. Hugh Kinsman	Chief Financial Officer
R. Hugh Kinsman	(Principal Financial and Accounting Officer)

/s/ Nora B. Sullivan	Director
Nora B. Sullivan

/s/ Richard M. Sanders	Director
Richard M. Sanders

/s/ Roger D. O’Brien	Director
Roger D. O’Brien

/s/ Clifford B. Fleet	Director
Clifford B. Fleet

/s/ Dr. Michael Koganov	Director
Dr. Michael Koganov

/s/ Anthony Johnson	Director
Anthony Johnson

/s/ Lucille Salhany	Director
Lucille Salhany

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